SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 24, 2004

AF FINANCIAL GROUP
Exact name of registrant as specified in its charter)

Federally Chartered (State of Incorporation)	0-24479 (Commission File Number)	56-2098545 (IRS Employer Identification No.)

21 East Ashe Street
West Jefferson, North Carolina 28694
(Address of principal executive offices)

(336) 246-4344
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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       Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

        On September 24, 2004, AF Financial Group (the "Registrant") and James A. Todd (a member of the Registrant's Board of Directors and the former President and Chief Executive Officer of the Registrant), entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which the parties settled the ongoing dispute between Mr. Todd on the one hand and the Registrant and its directors on the other hand, concerning the circumstances of Mr. Todd's termination for cause and Mr. Todd's rights and interests under certain agreements to which he is a party.

        Pursuant to the Settlement Agreement, Mr. Todd, among other things (1) resigned as a director of the Registrant and its affiliates, (2) consented to the Registrant's prior actions in connection with his removal from officer and director positions with the Registrant and its affiliates, (3) acknowledged the continued enforceability, as modified by the Settlement Agreement, of non-compete, confidentiality and non-solicitation provisions contained in his Employment Agreements dated as of November 18, 2002 (the "Employment Agreements") between Mr. Todd and the Registrant and AF Bank, (4) agreed to sell all shares of stock beneficially owned by him no later than five years after the date of the Settlement Agreement and to immediately provide the Registrant a proxy to vote such shares until such time as the shares are sold and to give up other rights incident to share ownership, and (5) released the Registrant from any further obligations under the Employment Agreements and the Salary Continuation Fixed and Flexible Premium Life Insurance Agreement between Mr. Todd and the Registrant (the "Salary Continuation Agreement").

     In exchange for the consideration referenced in the Settlement Agreement, the Registrant agreed to pay Mr. Todd a severance settlement payment in cash in the amount of $209,000.00, less federal, state and other tax withholdings required for payment of wages, in a lump sum.  In addition, AF Bank will pay Mr. Todd an additional settlement payment in cash in the amount of $101,000.00, representing the agreed estimate of present value of amounts payable under the Retirement Payment Agreement dated as of July 1, 1995 between Mr. Todd and the predecessor of AF Bank, less federal, state and other tax withholdings, in a lump sum, in full satisfaction of the Registrant's future obligation under such agreement.

     A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  As required by law, Mr. Todd has a right of revocation for the period of seven days.  If Mr. Todd properly revokes the release he has given, the Settlement Agreement shall be null and void and of no further force and effect, except that Mr. Todd's termination of employment and cessation of services as a director and officer shall be effective regardless of such revocation, and each party shall have only those benefits and rights to which the party would have been entitled had this agreement not been entered into.

Item 1.02   Termination of a Material Definitive Agreement.

     Pursuant to the terms of the Settlement Agreement as described in Item 1.01, which is incorporated herein by reference, the parties to the Settlement Agreement have agreed that the Employment Agreements (except for the non-compete, confidentiality and non-solicitation provisions as modified by the Settlement Agreement) and the Salary Continuation Agreement have been terminated.  The Employment Agreements and the Salary Continuation Agreement were previously filed by the Registrant as Exhibits to its Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

 Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     In connection with the Settlement Agreement described above, James A. Todd resigned from the Board of Directors of the Registrant and its affiliates effective September 24, 2004.  Item 1.01 and 1.02 are incorporated herein by reference.

 Item 9.01.   Financial Statements and Exhibits.

(c)   Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Settlement Agreement, dated September 24, 2004, by and among James A. Todd and AF Financial Group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      AF FINANCIAL GROUP

                                                       By:    /S/ MELANIE PAISLEY MILLER

                                                                      Melanie Paisley Miller
                                                                      Chief Financial Officer and
                                                                        Acting Chief Executive Officer

Dated:  September 24, 2004